                                Q SERVICES, INC.

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Q
SERVICES, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY,
JUNE 28, 2002.

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
P       The undersigned hereby constitutes and appoints David M.
R       Johnson and Craig M. Johnson, and each or either of them,
O       his or her true and lawful attorneys and proxies with full
X       power of substitution, for and in the name, place and stead
Y       of the undersigned, to attend the Special Meeting of
        Shareholders of Q Services, Inc. to be held at The Briar
        Club, 2603 Timmons Lane, Houston, Texas, 77027, on Friday,
        June 28, 2002 at 9 a.m., local time, and any adjournment(s)
        thereof, with all powers the undersigned would possess if
        personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the
        undersigned would be entitled to vote if personally present.
        In accordance with their discretion, said attorneys and
        proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any
        adjournment thereof.
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    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR THE PROPOSAL

               (To be signed and continued on the reverse side.)
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
         Please mark your
/X/      vote as in this
         example.

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
                                                                  FOR         AGAINST       ABSTAIN
Proposal to approve the Plan and Agreement of Merger by and       / /           / /           / /
among Key Energy Services, Inc., Key Merger Sub, Inc. and Q
Services, Inc. and the transactions contemplated thereby.
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NOTE:  SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
       ADJOURNMENT THEREOF SHALL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF
       THE ATTORNEYS AND PROXIES APPOINTED HEREBY.

SIGNATURE: _________________________________      DATE: __________________

SIGNATURE: _________________________________      DATE: __________________

NOTE: Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.